UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 6/08/2018

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38481

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on April 24, 2018, UMB Financial Corporation (the “Company”) held its 2018 annual meeting of shareholders where its shareholders approved the UMB Financial Corporation Omnibus Incentive Compensation Plan (the “Plan”). The Plan replaces the UMB Long-Term Incentive Compensation Plan that was last approved by the Company’s shareholders in 2013. The material terms of the Plan are described in “Proposal #4 – Approval of the UMB Financial Corporation Omnibus Incentive Compensation Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 13, 2018, which description is hereby incorporated by reference herein. A copy of the Plan is attached hereto as Exhibit 10.1 and is hereby incorporated by reference herein.

On June 8, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, approved a template Performance Share Unit Award Agreement (the “Award Agreement”) for performance share unit awards granted under the Plan. A copy of the template Award Agreement, which the Company expects to use for all Company employees and Company-affiliate employees receiving performance share unit awards under the Plan, including Section 16 officers, is attached as Exhibit 10.2 and is hereby incorporated by reference herein.

The Award Agreement sets a performance period lasting approximately three (3) years over which the performance of the Company will be measured (the “Performance Period”). The performance share units awarded under the Award Agreement (the “PSUs”) will vest only upon achievement of the applicable performance criteria during the Performance Period. The grantee may earn between 0% and 200% of the target PSUs set forth in their Award Agreement (the “Target PSUs”), depending on achievement of the performance criteria. The performance criteria is determined 50% on the achievement of a three-year cumulative core after-tax earnings per share of the Company (“EPS”) target of an amount set by the Committee, and 50% on the realization of a three-year average return on tangible common equity (“ROTCE”) target set by the Committee. The number of the EPS PSUs earned by a grantee is determined by multiplying 50% of the Target PSUs by the PSU percentage assigned to the EPS percentage achieved, with interpolation in between the percentages, up to a maximum of 200% of the target amount. The number of the ROTCE PSUs earned by the grantee is determined by multiplying 50% of the Target PSUs by the PSU percentage assigned to the ROTCE percentage achieved, with interpolation in between the percentages, up to a maximum of 200% of the target amount.    As soon as practicable following the vesting, the Company will issue the grantee the number of shares of Company common stock equal to the PSUs vested, rounded down to the nearest whole share. The PSUs may be subject to partial accelerated vesting in the case of termination of employment due to death or disability, or termination of employment without cause or for good reason following a change in control, in each case if and to the extent that the Target PSUs would have vested on the date of such event if such date were the last day of the Performance Period. The specific calculations, percentages, and other applicable terms of the PSUs are described in more detail in the Award Agreement attached as Exhibit 10.2.

On June 8, 2018, the Committee awarded the number of Target PSUs to the Company’s named executive officers as set forth in the table below.

Name	Target PSUs
J. Mariner Kemper	15,016
Ram Shankar	1,351
Michael D. Hagedorn	4,317
Thomas S. Terry	1,220
Kevin M. Macke	1,156

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	UMB Financial Corporation Omnibus Incentive Compensation Plan

Exhibit 10.2	Performance Share Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Ram Shankar
Ram Shankar
Chief Financial Officer

Date: June 14, 2018